EXHIBIT 5.1

Harney Westwood & Riegels (Cayman) LLP

3rd Floor, Harbour Place

103 South Church Street, PO Box 11088

Grand Cayman KY1-1008, Cayman Islands

Tel: +1 345 949 8599

Fax: +1 345 949 4451

DATE: 25 September 2025

christopher.hall@harneys.com

george.weston@harney.com

066309.0001-CH-GYW

Black Titan Corporation

FFP (Corporate Services) Limited

2nd Floor Harbour Centre

159 Mary Street

George Town

Grand Cayman

KY1-9006

Cayman Islands

Dear Black Titan Corporation

Black Titan Corporation (Company)

We are lawyers qualified to practise in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form F-4 filed with the Securities and Exchange Commission (Commission) and declared effective 21 July 2025 (Registration Statement), relating to the registration of 7,210,800 ordinary shares of $0.001 par value each in the Company (Ordinary Shares) under the United States Securities Act of 1933, as amended (Securities Act) and pursuant to the terms of the Registration Statement.

Pursuant to their respective terms, upon consummation of the Business Combination (as defined in the Registration Statement), TTNP warrants (as referred to in the Registration Statement) expiring 1 December 2025, 20 July 2026, and 4 August 2027 (Warrants), a holder of a Warrant shall have the right to receive one Ordinary Share, for each share of TTNP Common Stock (as defined in the Registration Statement) that would have been issuable upon exercise of the Warrant immediately prior to the TTNP Merger (as defined in the Registration Statement).

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

In this opinion Companies Act means the Companies Act, as amended, of the Cayman Islands.

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1) which are all the documents which we consider necessary and appropriate for the matters set out in this legal opinion. We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion, we have relied upon the assumptions set out in Schedule 2 which we have not independently verified.

Based solely upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

1	Ordinary Shares. The Ordinary Shares to be issued by the Company as contemplated by the Registration Statement have been duly authorised and, when allotted, issued and fully paid for in accordance with the Resolutions (as defined in Schedule 1), and when the name of the shareholder is entered in the register of members of the Company (Register of Members), the Ordinary Shares will be validly issued, allotted and fully paid, non-assessable and there will be no further obligation on the holder of any of the Ordinary Shares to make any further payment to the Company in respect of such Ordinary Shares.

2	Warrant Shares. The Ordinary Shares to be issued by the Company on the exercise of the Warrants (and as contemplated by the Warrants), have been duly authorised and, when allotted, issued, and fully paid for in accordance with the Resolutions and the terms of the Warrants, and when the name of the shareholder is entered in the Register of Members, will be validly issued, allotted, and fully paid, non-assessable and there will be no further obligation on the holder to make any further payment to the Company in respect of such Warrants.

3	Cayman Islands Law. The statements under the caption “Taxation” in the proxy statement/prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects as at the date of this opinion and such statements constitute our opinion.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. Except as specifically stated herein, we express no opinion as to matters of fact.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name elsewhere in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is rendered for your benefit in connection with the transactions contemplated by the Registration Statement.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

Harney Westwood & Riegels (Cayman) LLP

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SCHEDULE 1

List of Documents and Records Examined

1	The Certificate of Incorporation of the Company dated 11 July 2024 and the Certificate of Incorporation on Change of Name dated 12 March 2025.

2	The Fourth Amended and Restated Memorandum and Articles of Association of the Company dated 18 September 2025 (Mem & Arts).

3	A Certificate of Incumbency in respect of the Company, issued by FFP (Corporate Services) Limited on 16 September 2025, as Registered Office provider to the Company (Certificate of Incumbency).

4	A Certificate of Good Standing in respect of the Company issued by the Registrar of Companies dated 16 September 2025.

5	The Register of Writs and other Originating Process of the Grand Court of the Cayman Islands (Court Register) via the Court’s Digital System from the incorporation date of the Company to 25 September 2025.

6	A copy of the unanimous written resolutions of the board of directors of the Company dated 18 September 2025 approving the Issue (the Resolutions).

Items 1 to 6 above are together referred to as the Corporate Documents.

7	A certificate dated 23 September 2025 provided by a director of the Company confirming certain matters to us which are relevant to our opinion (Director’s Certificate).

8	The Registration Statement.

1 to 8 above are collectively referred to in this opinion as the Documents.

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Schedule 2

Assumptions

1	Validity under Foreign Laws. That:

(a)	all formalities required under any applicable laws (other than the laws of the Cayman Islands) have been complied with; and

(b)	no other matters arising under any foreign law will affect the views expressed in this opinion.

2	Authenticity of Documents. All original Documents are authentic, all signatures, initials and seals are genuine, all copies of Documents are true and correct copies and the Registration Statement conforms in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated.

3	Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete.

4	Director’s Certificate. The contents of the Director’s Certificate are true and accurate as at the date of this opinion and there is no information not contained in the Director’s Certificate that will in any way affect this opinion.

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Schedule 3

Qualifications

1	Non-assessable. The term non-assessable means, with respect to shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

2	Foreign Statutes. We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

3	Good Standing. The Company shall be deemed to be in good standing at any time if all fees (including annual filing fees) and penalties under the Companies Act have been paid and the Registrar of Companies in the Cayman Islands has no knowledge that the Company is in default under the Companies Act.

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BLACK TITAN CORPORATION

incorporated in the Cayman Islands

Company No. 411832

(Company)

DIRECTOR’s Certificate

I, the undersigned, being a director of the Company, am aware that you are being asked to provide an opinion letter (Opinion) in relation to the Registration Statement.

Unless otherwise defined herein, capitalised terms used in this certificate have the respective meanings given to them in the Opinion.

I hereby certify that:

1.	The Mem & Arts (as set out at Exhibit 2) remain in full force and effect.

2.	The Resolutions (as set out at Exhibit 1) were duly passed in the manner prescribed in the Mem & Arts) and have not been amended, varied, or revoked in any respect.

3.	The authorised share capital of the Company is US$1,050,000 divided into:

a.	1,000,000,000 ordinary shares $0.001 par value each in the Company; and

b.	50,000,000 preferred shares of $0.001 par value each in the capital of the Company (Preferred Shares).

4.	No share will be issued for a price which is lower than its par value, and the Company will have sufficient authorised but unissued shares to issue the Ordinary Shares

5.	The shareholders of the Company (Shareholders) have not restricted the powers of the Director in any way.

6.	The Director at the date of the Resolutions and at the date of this certificate was and is Brynner Chiam.

7.	Prior to, at the time of, and immediately following the approval of the transactions contemplated by the Resolutions, the Company was, or will be, able to pay its debts as they fell, or fall, due and has entered, or will enter, into the transactions contemplated by the Resolutions for proper value and not with an intention to defraud or wilfully defeat an obligation owed to any creditor or with a view to giving a creditor a preference.

8.	Each Director considers the transactions contemplated by the Resolutions to be of commercial benefit to the Company and has acted in good faith in the best interests of the Company, and for a proper purpose of the Company, in relation to the transactions which are the subject of the Opinion.

9.	The Directors or Shareholders have not taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company’s property or assets.

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